Exhibit 99.1

Nextdoor Announces Leadership Transition and Reports Preliminary Q4 2023 Financial Results

•Nirav Tolia to be appointed Chief Executive Officer, President and Chairperson of the Board
•Sarah Friar to step down as Chief Executive Officer, President and Chairperson of the Board
•Announces Q4 WAU of 41.8M and Preliminary Unaudited Q4 Revenue of $56M
•Board approves a $150M increase to existing share repurchase authorization
•Company will report full Q4 2023 results as planned on Tuesday, February 27, 2024
SAN FRANCISCO, CA, February 23, 2024 - Today, Nextdoor (NYSE: KIND) announced that Nirav Tolia, co-founder of Nextdoor, will return to the company as Chief Executive Officer, President and Chairperson of the Board. Sarah Friar will step down as Chief Executive Officer, President and Chairperson of the Board, with an orderly transition in Q2 2024.
“Our Q4 results demonstrate renewed strength across all our key metrics. While there is never a perfect time for a transition, I feel the time is now right to put the company back in Nirav’s hands,” said Sarah Friar. “Since I joined in 2018, Nextdoor has nearly tripled to more than 88M Verified Neighbors, now reaching over 330,000 neighborhoods around the world. The people at Nextdoor have made the past five years such a special time in my life, and it is because of them that I am more optimistic than ever about our mission and momentum.”
“I’m delighted to return to Nextdoor, the company I founded to bring neighbors all over the world closer together,” said Nirav Tolia. “I’m immensely grateful to Sarah for her incredible leadership over the past five years, during which time Nextdoor became a public company, built a strong balance sheet, and scaled the business globally. I have loved working with Sarah and look forward to working together in the coming weeks as we transition seamlessly to this next phase for Nextdoor.”
The Company also provided the following preliminary unaudited fourth quarter 2023 financial results and supplemental details:
•WAU of 41.8M, an increase of 5% year-over-year and 3% quarter-over-quarter;
•Revenue of $56 million, exceeding its previously provided guidance range of $50 million to $52 million; and
•Cash, cash equivalents, and marketable securities of $531 million as of December 31, 2023.
Additionally, Nextdoor’s Board of Directors has authorized a $150M increase to the Company’s existing share repurchase authorization (for a total authorization of $250M; approximately $77M of which has been executed to date) and extension of the program until March 31, 2026.

Exhibit 99.1

About Nextdoor

Nextdoor (NYSE: KIND) is the neighborhood network. Neighbors, businesses of all sizes, and public agencies in more than 330,000 neighborhoods across 11 countries turn to Nextdoor to connect to the neighborhoods that matter to them so that they can thrive. As a purpose-driven company, Nextdoor leverages innovative technology to cultivate a kinder world where everyone has a neighborhood they can rely on — both online and in the real world. Download the app or join the neighborhood at nextdoor.com. For more information and assets, visit nextdoor.com/newsroom.

Safe Harbor Statement

This press release includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding the management transition plan and our preliminary financial and operating results for the fourth quarter of 2023.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to scale our business and monetization efforts; our ability to expand business operations abroad; our limited operating history; risks associated with managing our growth; our ability to achieve and maintain profitability in the future; the effects of the highly competitive market in which we operate; the impact of macroeconomic conditions on our business; our ability to attract new and retain existing customers and users, or renew and expand our relationships with them; our ability to anticipate and satisfy customer preferences; market acceptance of our platform; our ability to successfully develop and timely introduce new products and services; our ability to achieve our objectives of strategic and operational initiatives; cybersecurity risks to our various systems and software; the impact of privacy and data security laws; and other general market, political, economic, and business conditions.
Additional risks and uncertainties that could affect our financial results and business are more fully described in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2023, filed with the Securities and Exchange Commission (“SEC”) on November 7, 2023, and our Annual Report on Form 10-K for the year ended December 31, 2023, expected to be filed on or about February 27, 2024, and our other SEC filings, which are available on the Investor Relations page of our website at investors.nextdoor.com and on the SEC’s website at www.sec.gov.
All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised

Exhibit 99.1

expectations, except as required by law. Undue reliance should not be placed on the forward-looking statements in this press release.
Contacts
Nextdoor Media Relations:
Antonia Gray
press@nextdoor.com

Nextdoor Investor Relations:
John T. Williams
ir@nextdoor.com